UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2010

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CAPITAL PROPERTIES, INC.
 (Exact name of registrant as specified in its charter)

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Rhode Island
(State or other jurisdiction of incorporation)

001-08499	05-0386287
(Commission File Number)	(IRS Employer Identification Number)

100 Dexter Road, East Providence, Rhode Island 02914
(Address of principal executive offices)

(401) 435-7171
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.02(f) Compensation Arrangements of Certain Officers

On October 26, 2010, the Board of Directors approved the recommendation of the Compensation Committee to adjust the compensation of the following Executive Officers:

(a)           Effective January 1, 2011, to increase the compensation of the Chairman, President and Chief Executive Officer from $247,300 to $263,300;

(b)           To increase the compensation of the Vice President of the Company and President of Capital Terminal Company from $154,400 to $170,000 effective January 1, 2011 with a further increase to $182,500 effective January 1, 2012;

(c)           To increase the compensation of its Treasurer and Chief Financial Officer from $169,700 to $181,000 effective January 1, 2011 with a further increase to $192,500 effective January 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL PROPERTIES, INC.

Date October 29, 2010	By:	/s/ Barbara J. Dreyer
Barbara J. Dreyer
Treasurer